Exhibit 99.1

Werewolf Therapeutics Reports First Quarter 2021 Financial Results
- Recently completed upsized initial public offering raising $120.0 million in gross proceeds -

Cambridge, Mass., June 10, 2021 – Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) (NASDAQ: HOWL), an innovative biopharmaceutical company pioneering the development of conditionally activated therapeutics engineered to stimulate the body’s immune system for the treatment of cancer, today announced financial results for the quarter ended March 31, 2021.
“Our recently completed IPO will help us advance our two lead programs to the clinic and will enable us to continue to build our immuno-oncology R&D organization,” said Daniel J. Hicklin, Ph.D., President and Chief Executive Officer of Werewolf Therapeutics. “Despite important recent advances in the treatment of cancer, using the body's immune system without eliciting off-target side effects remains a challenge. We are leveraging our novel PREDATOR™ platform to engineer conditionally activated proinflammatory immunomodulators, or INDUKINETM molecules, which are delivered systemically but activated only in the tumor microenvironment, with the goal of generating potent anti-tumor response while minimizing toxicities.”
Successful Initial Public Offering Completed: On May 4, 2021, Werewolf completed its initial public offering (IPO). In connection with the offering, the Company issued and sold 7,500,000 shares of common stock at a public offering price of $16.00 per share, resulting in net proceeds of approximately $108.9 million.
First Quarter 2021 Financial Highlights
•Cash position: As of March 31, 2021, cash and cash equivalents decreased to $84.6 million, compared to $92.6 million as of December 31, 2020. The Company expects that its existing cash and cash equivalents, together with the net proceeds from the IPO, will be sufficient to fund its operations for at least the next twenty-four months.
•Research and development expenses: Research and development expenses were $4.8 million for the first quarter of 2021, compared to $2.8 million for the same period in 2020. The increase in research and development expenses was primarily due to manufacturing expenses incurred to support the production of preclinical and future clinical trial materials associated with the Company’s product candidates WTX-124, WTX-330 and WTX-613 and increased employee compensation costs related to increased headcount.
•General and administrative expenses: General and administrative expenses were $2.6 million for the first quarter of 2021, compared to $1.1 million for the same period in 2020. The increase in general and administrative expenses was primarily due to increased personnel and recruiting costs in preparation for increased requirements of operating as a public company.
•Net loss: Net loss was $7.4 million for the first quarter of 2021, compared to $3.8 million for the same period in 2020.

About Werewolf Therapeutics:
Werewolf Therapeutics, Inc. is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer. We are leveraging our proprietary PREDATOR™ platform to design conditionally activated molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Our INDUKINE™ molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. Our most advanced product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2), and Interleukin-12 (IL-12) INDUKINE molecules, respectively, for the treatment of solid tumors. We are continuing preclinical studies for both WTX-124 and WTX-330 and expect to advance each candidate in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risk and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, objectives of management, the expected timeline for submitting investigational new drug applications and its sufficiency of its cash resources constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and our ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; the Company’s ability to obtain sufficient cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; the impact of the COVID-19 pandemic on the Company’s business and operations; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s final prospectus dated April 29, 2021 for its initial public offering filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (“SEC”) and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this presentation. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Werewolf Therapeutics, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$4,817	$2,763
General and administrative	2,635	1,131
Total operating expenses	7,452	3,894
Operating loss	(7,452)	(3,894)
Other income	17	67
Net loss	(7,435)	(3,827)
Accretion of redeemable convertible preferred stock to redemption value	(95,016)	—
Net loss attributable to common stockholders	$(102,451)	$(3,827)
Net loss per share attributable to common stockholders, basic and diluted	$(83.36)	$(4.58)
Weighted-average common shares outstanding, basic and diluted	1,229	836
Werewolf Therapeutics, Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$84,602	$92,570
Working capital	$79,456	$87,630
Total assets	$89,436	$96,398
Total stockholders’ deficit	$(153,754)	$(51,863)

Investor Contact:

Alan Lada
Solebury Trout
617.221.8006
alada@soleburytrout.com

Media Contact:

Amanda Sellers
VERGE Scientific Communications
301.332.5574
asellers@vergescientific.com

Company Contact:

Ellen Lubman
Chief Business Officer
Werewolf Therapeutics
elubman@werewolftx.com